British Columbia
Securities Commission

Citation: 2021 BCSECCOM 296

Revocation Order

(RCMW Group, Inc.)

Section 171 of the *Securities Act,* R.S.B.C. 1996, c. 418

¶ 1 On September 8, 2011, the Executive Director ordered under section 164(1) of the Act that all trading in the securities of RCMW Group, Inc. cease until it files the relevant report, and the Executive Director revokes the order.

¶ 2 RCMW Group, Inc. applied for revocation of the cease trade order with the Executive Director in compliance with National Policy 12-202 *Revocation of Certain Cease Trade Orders*.

¶ 3 RCMW Group, Inc. has filed the relevant reports in the required form

¶ 4 The Executive Director considers that to revoke the cease trade order would not be prejudicial to the public interest.

¶ 5 Under section 171 of the Act, the Executive Director orders that the cease trade order is revoked.

¶ 6 July 22, 2021

Allan Lim
cosign

Allan Lim, CPA, CA
Manager, Corporate Disclosure
Corporate Finance

TO:

Patricia Taylor
Eyford Partners LLP
1744 – 1055 Dunsmuir Street
Vancouver BC V7X 1L2
Email: ptaylor@eyfordpartners.com

Empire Stock Transfer Inc.
1859 Whitney Mesa Drive
Henderson NV 89014
Fax No: (702) 974-1444